Exhibit 99.01

ACM Research Reports Third Quarter 2022 Results

FREMONT, Calif., Nov. 04, 2022 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its third fiscal quarter ended September 30, 2022.

“Third quarter results represent another solid performance, with record revenue as operations largely returned to normal following the COVID-related restrictions in the first half,” said Dr. David Wang, ACM’s President and Chief Executive Officer. “Revenue nearly doubled and shipments grew by 64% year-over-year, with strong performance from our flagship cleaning tools and incremental contribution from our new ECP and furnace products.”

Dr. Wang continued, “We saw good progress at major semiconductor manufacturers outside of China. The evaluation is going well of two cleaning tools at the U.S. facility of a large U.S.-based manufacturer, and we are gaining traction with potential new customers in Europe and other regions. Construction of our Lingang production and R&D center is on track, and we are in the final stages of selecting a site to expand ou r R&D and production facilities in South Korea.”

“We have lowered the upper end of our 2022 revenue outlook to reflect the impact of the new U.S. trade policies and supply chain constraints. We anticipate our PRC-based customers to adapt to the new regulations, and to increase investments in capacity for mature nodes and power devices. Meanwhile, we are accelerating our efforts to participate in advanced node development for leading-edge fabs of global customers.”

	Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2022	2021	2022	2021
	(dollars in thousands, except EPS)
Revenue	$133,709	$67,013	$133,709	$67,013
Gross margin	49.3%	44.3%	49.4%	44.5%
Income from operations	$31,636	$11,795	$33,529	$13,073
Net income attributable to ACM Research, Inc.	$21,004	$10,155	$28,178	$12,352
Basic EPS	$0.35	$0.17	$0.47	$0.21
Diluted EPS (2)	$0.32	$0.15	$0.42	$0.19

	Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2022	2021	2022	2021
	(dollars in thousands, except EPS)
Revenue	$280,290	$164,609	$280,290	$164,609
Gross margin	46.3%	42.2%	46.4%	42.3%
Income from operations	$42,365	$19,576	$47,601	$23,399
Net income attributable to ACM Research, Inc.	$27,454	$22,192	$42,252	$24,198
Basic EPS	$0.46	$0.39	$0.71	$0.42
Diluted EPS (2)	$0.41	$0.34	$0.64	$0.37

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on trading securities.

(2)	Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

Outlook

For fiscal year 2022, the Company now expects revenue to be in the range of $365 million to $385 million, versus the previous guidance range of $365 million to $405 million. The range of the Company’s 2022 outlook reflects, among other things, the impact from the new US trade policy, supply chain constraints, various spending scenarios for the production ramps of key customers, and the timing of acceptances for first tools under evaluation in the field, and assumes stability with respect to the COVID-19 pandemic in China.

Impact of New Department of Commerce’s Bureau of Industry and Security Controls on Exports

On October 7, 2022, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) imposed additional controls on exports to and transfers within the PRC relating to advanced integrated circuit (“IC”) products, certain IC manufacturing equipment and technology, and supercomputers. Several of the relevant controls, which consist of export license requirements with a presumption of denial, focus on exports of specified products from the U.S. when destined to PRC-based fabrication facilities producing chips meeting certain advanced node criteria or destined to the PRC for the production of items meeting the parameters of certain export control classification numbers (“ECCNs”) on the Commerce Control List (“CCL”) (and support by U.S. persons of the supply of such products that are not subject to U.S. export controls).

As of now, our subsidiary ACM Research (Shanghai), Inc. (“ACM Shanghai”) has determined that several of its customers have PRC-based facilities that meet the specified criteria, and has also determined that several of its products may be items meeting the parameters of the identified ECCNs. Accordingly, ACM may not be able to import parts from the U.S. to support tool shipments to such facilities, or to import parts to be embedded into tools defined by such ECCN’s, if a license is required for, and the presumption of denial applies to, such imports. ACM Shanghai is working with its various suppliers to continue to source tool components that we and our suppliers assess are not impacted by the new controls, to enable shipments to its customer base.

ACM is continuing to evaluate the effects of the new restrictions, including those imposed on U.S. persons. In the interest of ensuring compliance with the new regulations, ACM has adjusted the activities of some of its U.S. persons and its supply chain during these efforts.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the third quarter of 2022 were $163 million, versus $99 million in the third quarter of 2021. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Launched and Shipped First New Furnace Tool to China-Based Foundry Customer. In the third quarter, ACM expanded its 300mm Ultra Fn furnace dry processing platform with the introduction of its Ultra Fn A furnace tool. The Ultra Fn A system adds thermal atomic layer deposition to ACM’s extensive list of supported furnace applications. The first Ultra Fn A furnace tool has been shipped to a top-tier China-based foundry manufacturer, and is expected to be qualified in 2023.

Financial Summary

Unless otherwise noted, the following figures refer to the third quarter of 2022 and comparisons are with the third quarter of 2021.

•
Revenue was $133.7 million, up 99.5%, reflecting an increase in revenue from single wafer cleaning, Tahoe and semi-critical cleaning, and incremental contribution from ECP, furnace and other technologies.

•
Gross margin was 49.3%, up from 44.3%. Non-GAAP gross margin, which excludes stock-based compensation, was 49.4%, up from 44.5%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume, product mix and favorable currency impacts from a stronger dollar versus the Chinese RMB.

•
Operating expenses were $34.3 million, an increase of 91.9%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $32.6 million, up 94.8%.  Operating expenses as a percent of revenue decreased to 25.7% from 26.7%.  Non-GAAP operating expenses as a percent of revenue decreased to 24.4% from 25.0%.

•	Operating income was $31.6 million, up from $11.8 million. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $33.5 million, up from $13.1 million.

•
Unrealized loss on trading securities was $5.3 million. The loss reflects the change in market value of the indirect investment by ACM Shanghai in the STAR Market IPO shares of Semiconductor Manufacturing International Corporation (“SMIC”). The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Realized gain from sale of trading securities was $1.1 million due to the sale of a portion of ACM Shanghai’s shares of SMIC, and which generated net proceeds of $4.5 million.

•
Other income (expense), net was $7.2 million, which reflects $6.4 million due to gains recognized from the impact of exchange rates on foreign currency-denominated working capital transactions, versus ($0.3) million.

•
Income tax expense was $10.5 million, compared to a benefit of $0.3 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986 that became effective on January 1, 2022, the effective tax rate for 2022 has increased, primarily due to a new requirement to capitalize and amortize previously deductible research and experimental expenses.  The Company’s tax provision for the nine months ended September 30, 2022 assumes the rule will not be overturned and is based on capitalization of all of its R&D expenses for tax purposes.

•
Net income attributable to ACM Research, Inc. was $21.0 million, compared to net income of $10.2 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $28.2 million, as compared to non-GAAP net income of $12.4 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.32, compared to $0.15.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.42, compared to $0.19.

•
Cash and cash equivalents were $336.3 million at September 30, 2022, versus $323.7 million at June 30, 2022. Cash and cash equivalents, plus restricted cash and time deposits were $473.2 million at September 30, 2022, versus $468.9 million at June 30, 2022.

Conference Call Details

A conference call to discuss results will be held on Friday, November 4, 2022, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI0816b9546a0844788d1501bc0975e22f

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the third and fourth paragraphs of this press release, and under the heading “Outlook” and in the bullet “Launched and Shipped First New Furnace Tool to China-Based Foundry Customer” under the heading “Operating Highlights and Recent Announcements” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the Company’s assessment of opportunities with potential customers in the U.S., Europe and other regions; construction and selection of the Company’s Lingang and South Korea production and R&D facilities; the Company’s expectations with respect to a renewed focus of investments in mature nodes and power devices; the Company’s assumptions with respect to the COVID-19 pandemic, customer demand, supply chain stability, and acceptances of tools; and the impact of the new U.S. Department of Commerce trade regulations on the Company’s business.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACM may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACM’s products and in disruption of capital and credit markets; ACM’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, including those recently published by the U.S. Department of Commerce imposing certain restrictions on equipment shipments and business practices with China-based semiconductor manufacturers, currency fluctuations, political instability and war, all of which may materially and adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

The Company develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2022	December 31, 2021
	(Unaudited)
	(In thousands, except for par value)
Assets
Current assets:
Cash and cash equivalents	$336,275	$562,548
Restricted cash	367	519
Short-term time deposits	66,176	-
Trading securities	14,164	29,498
Accounts receivable	188,341	105,553
Income tax receivable	63	1,082
Other receivables	15,135	18,979
Inventories	327,792	218,116
Advances to related party	5,158	2,383
Prepaid expenses	17,771	14,256
Total current assets	971,242	952,934
Property, plant and equipment, net	66,470	14,042
Land use right, net	8,547	9,667
Operating lease right-of-use assets, net	2,647	4,182
Intangible assets, net	873	477
Long-term time deposits	70,400	-
Deferred tax assets	6,576	13,166
Long-term investments	18,538	12,694
Other long-term assets	2,373	45,017
Total assets	1,147,666	1,052,179
Liabilities and Equity
Current liabilities:
Short-term borrowings	50,688	9,591
Current portion of long-term borrowings	2,260	2,410
Related party accounts payable	6,589	7,899
Accounts payable	92,325	93,451
Advances from customers	136,610	52,824
Deferred revenue	4,911	3,180
Income taxes payable	8,564	254
FIN-48 payable	2,054	2,282
Other payables and accrued expenses	40,281	31,735
Current portion of operating lease liability	1,320	2,313
Total current liabilities	345,602	205,939
Long-term borrowings	18,810	22,957
Long-term operating lease liability	1,327	1,869
Deferred tax liability	1,169	1,302
Other long-term liabilities	6,660	8,447
Total liabilities	373,568	240,514
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common Stock	5	5
Class B Common Stock	1	1
Additional paid in capital	601,431	595,045
Retained earnings	91,186	63,732
Statutory surplus reserve	8,312	8,312
Accumulated other comprehensive income (loss)	(57,920)	9,109
Total ACM Research, Inc. stockholders’ equity	643,015	676,204
Non-controlling interests	131,083	135,461
Total equity	774,098	811,665
Total liabilities and equity	$1,147,666	$1,052,179

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$133,709	$67,013	$280,290	$164,609
Cost of revenue	67,742	37,328	150,480	95,199
Gross profit	65,967	29,685	129,810	69,410
Operating expenses:
Sales and marketing	13,133	6,363	27,494	17,460
Research and development	15,678	7,856	44,391	21,293
General and administrative	5,520	3,671	15,560	11,081
Total operating expenses,	34,331	17,890	87,445	49,834
Income from operations	31,636	11,795	42,365	19,576
Interest income	2,016	33	5,965	113
Interest expense	(419)	(191)	(986)	(574)
Realized gain from sale of trading securities	1,136	-	1,136	-
Unrealized gain (loss) on trading securities	(5,281)	(919)	(9,562)	1,817
Other income (expense), net	7,207	(255)	9,949	(683)
Equity income in net income of affiliates	1,251	421	1,652	1,036
Income before income taxes	37,546	10,884	50,519	21,285
Income tax benefit (expense)	(10,470)	266	(14,138)	3,021
Net income	27,076	11,150	36,381	24,306
Less: Net income attributable to non-controlling interests	6,072	995	8,927	2,114
Net income attributable to ACM Research, Inc.	$21,004	$10,155	$27,454	$22,192
Comprehensive income:
Net income	27,076	11,150	36,381	24,306
Foreign currency translation adjustment	(42,416)	(409)	(80,334)	1,259
Comprehensive Income (loss)	(15,340)	10,741	(43,953)	25,565
Less: Comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	(1,057)	757	(4,378)	2,471
Comprehensive income (loss) attributable to ACM Research, Inc.	$(14,283)	$9,984	$(39,575)	$23,094

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.35	$0.17	$0.46	$0.39
Diluted	$0.32	$0.15	$0.41	$0.34

Weighted average common shares outstanding used in computing per share amounts:
Basic	59,360,790	58,267,638	59,123,895	57,340,059
Diluted	65,612,665	66,127,548	65,629,273	65,191,020

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended September 30,		Nine Months Ended September 30,
( In thousands)	2022	2021	2022	2021
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$99,720	$49,448	$198,336	$127,322
ECP (front-end and packaging), furnace and other technologies	24,521	8,200	57,269	13,750
Advanced packaging (excluding ECP), services & spares	9,468	9,365	24,685	23,537
Total Revenue By Product Category	$133,709	$67,013	$280,290	$164,609

Wet cleaning and other front-end processing tools	$117,941	$49,448	$229,195	$127,322
Advanced packaging, other processing tools, services and spares	15,768	17,565	51,095	37,287
Total Revenue Front-end and Back-End	$133,709	$67,013	$280,290	$164,609

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Mainland China	$131,180	$66,887	$273,585	$164,319
Other Regions	2,529	126	6,705	290
	$133,709	$67,013	$280,290	$164,609

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2022				2021
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$133,709	$-	$-	$133,709	$67,013	$-	$-	$67,013
Cost of revenue	(67,742)	(130)	-	(67,612)	(37,328)	(108)	-	(37,220)
Gross profit	65,967	(130)	-	66,097	29,685	(108)	-	29,793
Operating expenses:
Sales and marketing	(13,133)	(349)	-	(12,784)	(6,363)	(417)	-	(5,946)
Research and development	(15,678)	(666)	-	(15,012)	(7,856)	(293)	-	(7,563)
General and administrative	(5,520)	(748)	-	(4,772)	(3,671)	(460)	-	(3,211)
Income (loss) from operations	$31,636	$(1,893)	$-	$33,529	$11,795	$(1,278)	$-	$13,073
Unrealized loss on trading securities	(5,281)	-	(5,281)	-	(919)	-	(919)	-
Net income (loss) attributable to ACM Research, Inc.	$21,004	$(1,893)	$(5,281)	$28,178	$10,155	$(1,278)	$(919)	$12,352
Basic EPS	$0.35			$0.47	$0.17			$0.21
Diluted EPS	$0.32			$0.42	$0.15			$0.19

	Nine Months Ended September 30,
	2022				2021
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$280,290	$-	$-	$280,290	$164,609	$-	$-	$164,609
Cost of revenue	(150,480)	(383)	-	(150,097)	(95,199)	(289)	-	(94,910)
Gross profit	129,810	(383)	-	130,193	69,410	(289)	-	69,699
Operating expenses:
Sales and marketing	(27,494)	(1,277)	-	(26,217)	(17,460)	(1,400)	-	(16,060)
Research and development	(44,391)	(1,733)	-	(42,658)	(21,293)	(801)	-	(20,492)
General and administrative	(15,560)	(1,843)	-	(13,717)	(11,081)	(1,333)	-	(9,748)
Income from operations	$42,365	$(5,236)	$-	$47,601	$19,576	$(3,823)	$-	$23,399
Unrealized gain (loss) on trading securities	(9,562)	-	(9,562)	-	1,817	-	1,817	-
Net income (loss) attributable to ACM Research, Inc.	$27,454	$(5,236)	$(9,562)	$42,252	$22,192	$(3,823)	$1,817	$24,198
Basic EPS	$0.46			$0.71	$0.39			$0.42
Diluted EPS	$0.41			$0.64	$0.34			$0.37